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Carolina Power & Light Company
SUPPLEMENTAL DATA                            Three Months Ended         Six Months Ended           Twelve Months Ended
                                                   June 30                   June 30                     June 30
                                              1995         1994         1995          1994          1995          1994
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
Operating Revenues (in thousands)
  Residential                              $  193,263  $  190,017   $   444,618   $   452,390   $   908,214   $   956,060
  Commercial                                  149,714     149,520       290,856       293,317       593,112       603,469
  Industrial                                  187,742     192,686       352,158       359,546       734,274       744,591
  Government and municipal                     18,723      19,582        37,565        39,098        76,784        79,354
  Wholesale - standard rate schedules          20,125      25,137        40,525        48,991        76,309       101,146
  Power Agency contract requirements           22,590      31,818        46,408        67,765        93,905       131,759
  NCEMC                                        58,657      56,328       142,364       133,672       275,425       267,247
  Other utilities                              20,128      11,571        33,669        15,641        51,817        22,350
  Miscellaneous revenue                        11,023      10,651        22,040        21,351        45,181        39,101
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        Total Operating Revenues           $  681,965  $  687,310   $ 1,410,203   $ 1,431,771   $ 2,855,021   $ 2,945,077
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Energy Sales (millions of kWh)
  Residential                                   2,419       2,303         5,682         5,646        11,184        11,549
  Commercial                                    2,247       2,167         4,338         4,218         8,811         8,703
  Industrial                                    3,733       3,676         7,000         6,793        14,237        13,919
  Government and municipal                        299         304           600           610         1,252         1,260
  Wholesale - standard rate schedules             473         574           935         1,052         1,866         2,132
  Power Agency contract requirements              489         804           965         1,451         2,103         3,099
  NCEMC                                         1,100       1,053         2,484         2,275         5,093         4,944
  Other utilities                                 902         216         1,476           334         2,126           507
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        Total Energy Sales                     11,662      11,097        23,480        22,379        46,672        46,113
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Energy Supply (millions of kWh)
  Generated - coal                              5,877       5,753        10,440        11,849        19,591        25,330
              nuclear                           4,044       3,668         9,891         7,051        21,352        13,995
              hydro                               155         232           453           537           800           734
              combustion turbines                   1          28             -            66             1           119
  Purchased                                     2,034       1,859         3,544         3,816         6,767         7,879
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        Total Energy Supply
          (Company Share)                      12,111      11,540        24,328        23,319        48,511        48,057
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Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense - current             $   33,016  $   18,837   $   110,171   $    89,080   $   203,736   $   144,618
  Income tax expense - deferred                 2,479       7,859       (10,708)       (2,002)       18,721        50,219
  Income tax expense - investment
    tax credit adjustments                     (2,553)     (2,884)       (5,105)       (5,768)      (10,874)      (11,594)
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        Subtotal                               32,942      23,812        94,358        81,310       211,583       183,243
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 Harris Plant deferred costs -
   investment tax credit adjustments              (74)        (74)         (149)         (149)         (297)          158
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  Total Included in Operating Expenses         32,868      23,738        94,209        81,161       211,286       183,401
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 Included in Other Income
  Income tax expense (credit) - current        (4,796)       (675)       (9,693)       (5,298)      (23,633)       (9,733)
  Income tax expense - deferred                 1,589       1,769         3,196         2,809        10,201         7,962
  Income tax expense - investment
    tax credit adjustments                          -           -             -             -             -        (1,194)
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        Total Included in Other Income         (3,207)      1,094        (6,497)       (2,489)      (13,432)       (2,965)
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            Total Income Tax Expense       $   29,661  $   24,832   $    87,712   $    78,672   $   197,854   $   180,436
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FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                                                     3.35          3.26
Return on average common stock equity                                                                 11.93 %       12.22 %
Book value per common share                                                                     $     17.72   $     17.60
Capitalization ratios
    Common stock equity                                                                               47.98 %       49.90 %
    Preferred stock - redemption not required                                                          2.65          2.70
    Long-term debt, net                                                                               49.37         47.40
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            Total                                                                                    100.00 %      100.00 %
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 ...........................................................................................................................
See Notes to Financial Statements.
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